Exhibit 23.1

Stan Jeong-Ha  Lee, CPA

2160 North Central Rd. Suite 209 Fort Lee NJ 07024

P.O. Box 436402 San Diego CA 92143-6402

619-623-7799 Fax 619-564-3408 E-mail: stan2u@gmail.com

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use on Form S-1/A (Amendment  No 4), of our report dated May 15, 2012, relating to the audited financial statements of Areti Web Innovations, Inc. and its Subsidiaries   , as of December 31, 2011  and to the reference to our Firm under the heading "Experts" in the Prospectus.

/s/ Stan Jeong Ha Lee

Stan Jeong-Ha  Lee, CPA

Fort Lee, New Jersey

September 6, 2012